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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wang Laboratories, Inc. for the registration of 285,729 shares of its common stock and to the incorporation by reference therein of our report dated July 24, 1996 except for Note L as to which the date is August 29, 1996, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
January 13, 1997